Exhibit 99.1

RMG Acquisition Corp. Announces Stockholder Approval of Business Combination with Romeo Systems, Inc. with no Redemptions

NEW YORK, December 28, 2020 – RMG Acquisition Corp. (“RMG”) today announced the results for the five proposals considered and voted upon by its stockholders at its Special Meeting on December 28, 2020. RMG reported that all of the various proposals giving effect to the previously announced business combination between RMG and Romeo Systems, Inc. (“Romeo Power”) were approved by approximately 99.8% of the shares of RMG voted at the special meeting. A Form 8-K disclosing the full voting results will be filed with the Securities and Exchange Commission on December 28, 2020.

Additionally, the deadline for electing redemptions has passed and no stockholder has properly elected to redeem its shares in connection with the business combination. As a result, RMG will have approximately $394 million in its trust account prior to the business combination, which amount includes $160 million received in the private placement, which has been approved by stockholders and is expected to occur concurrently with the closing of the business combination.

The closing of the business combination is anticipated to take place on or around December 29, 2020. Following closing of the business combination, the combined company will be renamed Romeo Power, Inc. and trade on the New York Stock Exchange under the ticker symbol “RMO.”

About RMG Acquisition Corp.

RMG Acquisition Corp is a special purpose acquisition company whose management and board has deep experience in power, renewable energy, environmental services, energy technology and corporate governance. RMG’s team includes top level executives from Goldman Sachs, Carlyle Group, Cogentrix Energy, Deloitte & Touché, Access Industries, Calpine Corporation and Riverside Management Group. For additional information, please visit http://www.rmgacquisition.com/.

About Romeo Power

Romeo Power, founded in 2016 in California by Michael Patterson, is an industry leading energy technology company focused on designing and manufacturing lithium-ion battery modules and packs for commercial electric vehicles. Through its energy dense battery modules and packs, Romeo Power enables large-scale sustainable transportation by delivering safer, longer lasting batteries with longer range and shorter charge times. With greater energy density, Romeo Power is able to create lightweight and efficient solutions that deliver superior performance, and provide improved acceleration, range, safety and durability. Romeo Power’s modules and packs are customizable and scalable, and they are optimized by its proprietary battery management system. The company has approximately 100 employees and more than 60 battery-specific engineers and a 113,000 square foot manufacturing facility in Los Angeles, California with key battery development capabilities performed in-house. On October 5, 2020, Romeo Power and RMG announced a definitive agreement for a business combination that would result in Romeo Power becoming a publicly listed company. Upon closing of the transaction, the combined company will be named Romeo Power, Inc. and is expected to remain listed on the NYSE and trade under the new ticker symbol “RMO.” For additional information on Romeo Power, please visit https://romeopower.com.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside RMG’s or Romeo Power’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transactions contemplated by the proposed business combination; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the ability to meet the NYSE’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; Romeo Power’s ability to execute on its plans to develop and market new products and the timing of these development programs; Romeo Power’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Romeo Power’s products; the success of other competing technologies that may become available; Romeo Power’s ability to identify and integrate acquisitions; the performance of Romeo Power’s products; potential litigation involving RMG or Romeo Power; and general economic and market conditions impacting demand for Romeo Power’s products. Other factors include the possibility that the proposed transaction does not close, including due to the failure of closing conditions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of RMG’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-4 and related proxy statement/consent solicitation statement/prospectus, and other documents filed by RMG from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and neither RMG nor Romeo Power undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Romeo Power

For Investors

ICR, Inc.

RomeoPowerIR@icrinc.com

For Media

ICR, Inc.

RomeoPowerPR@icrinc.com

RMG Acquisition Corp.

Philip Kassin

Chief Operating Officer

pkassin@rmginvestments.com

212-785-2579